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Exhibit 10.1     Internet/Website Consulting Agreement with American IDC Corp.

                      INTERNET WEBSITE CONSULTING AGREEMENT

This Agreement is made between Bentley Communications Corporation (Bentley) with a principal place of business at 3500 West Magnolia Boulevard, Burbank, CA 91505 and American IDC Corp. ("American IDC") with a principal place of business at 11301 Olympic Boulevard, Suite 680, Los Angeles, CA 90064.

SERVICES TO BE PERFORMED


American IDC agrees to design, develop and maintain the Bartercard USA website, including a barter exchange, over a six month period, as well as the basic Bentley and basic FNIN websites based o the following compensation:

PAYMENT

In consideration for the services to be performed, Bentley agrees to pay American IDC:

         o $5000.00 per month in advance monthly payments for six consecutive months.
         o 10,000,000 144 Shares, currently valued at .0066, in advance, with the agreement that such shares will not be cancelled or revoked at any time.
         o $2,000.(degree)(degree)for work done to date (design and producing the Bentley and FNIN logos, websites, etc.) payable to Robert Schumacher
         o A monthly trade allowance for Robert Schumacher from a Bartercard Development Account for $5,000. Additional trade allowances subject to approval.
         o Out-of-pocket expenditures and production costs (printing, illustration, stock photos, etc.) are in addition to the basic fee and subject to pre-approval, as are specialized software (such as survey and analysis software) that may have to be acquired or programmed.

This contract will run for six months and be renewable, subject to modification by mutual agreement of both entities.

For Bentley Communications Corp:                         For American IDC Corp.

/s/ Mark Savoy                                           /s/ Gordon Lee
--------------                                           --------------
Mark Savoy, President                                    Gordon Lee, President


11301 Olympic Boulevard, Suite 680, Los Angeles, CA 90064o 310-445-2599 lnfo@Americanidc.com